SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): March 10, 2009 (March 10, 2009)

MARQUEE HOLDINGS INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-33344	77-0642885
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

920 Main Street, Kansas City, Missouri 64105

(Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code: (816) 221-4000

Not Applicable

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01    Regulation FD Disclosure.

On March 10, 2009 AMC Entertainment Inc. (“AMCE”), a wholly-owned subsidiary of Marquee Holdings Inc. (“Holdings”) submitted borrowing requests for $185 million, the remaining amount available (other than amounts intended for use for letters of credit), under AMCE’s $200 million revolving credit facility.  The revolving credit facility was established pursuant to AMCE’s $850 million Credit Agreement dated as of January 26, 2006.  AMCE submitted the borrowing requests in light of the continuing uncertainty in the credit market and general economic conditions.  The funds will be used for general corporate purposes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARQUEE HOLDINGS INC.

Date: March 10, 2009	By:	/s/ CRAIG R. RAMSEY
Craig R. Ramsey
Executive Vice President and Chief Financial Officer